Exhibit 32.1
RENTECH, INC.
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the Annual Report on Form 10-K of Rentech, Inc. (the “Company”) for the year ending September 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, D. Hunt Ramsbottom, President and Director of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934;
and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: December 14, 2007	/s/ D. Hunt Ramsbottom
D. Hunt Ramsbottom,
Chief Executive Officer and President

     This certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, is not a part of the Form 10-K to which it refers, and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.